Exhibit 99.1

B2Digital Heads to Cedar Rapids for the Next Exciting Installment of B2 Fighting Series MMA Action

TAMPA, FL, March 11, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the next hard-hitting installment of the B2 Fighting Series MMA Spring Season with sixteen (16) amateur and professional bouts Live from the Double Tree by Hilton Convention Complex in Cedar Rapids, Iowa on Saturday, March 13.

In-person tickets are expected to sell out, but interested fans can stream it live on Pay-Per-View here, or enjoy it live over the B2 Fighting Series apps on Amazon Fire TV or Apple TV.

“We return to Iowa this weekend with a stacked fight card,” commented Brandon “Hardrock” Higdon, the B2 Fighting Series Matchmaker. “The main event title fight pits Pinnacle & HRMMA Champion Nate Williams against Wisconsin’s Gonzalo Ponce in a showcase of two of the top pro flyweights in the country. Fighters from seven states will be looking to make a name for themselves in the B2 Fighting Series this weekend!”

Saturday’s B2 Fighting Series fight card will feature a combination of 16 amateur and professional bouts culminating in the main event, which showcases top talent at 125 lbs, as Gonzalo “Gremlin” Ponce (4-3) looks to separate Nate “Teddy Bear” Williams (30-20) from his championship belt.

“We always love coming back to Iowa, and Saturday promises to be a real barn-burner, with tremendous talent and great matchmaking up and down the card,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “PPV demand continues to be very strong and our B2InstaStore marketing model now has well over 400 stores hard at work helping us promote and monetize our events. This event will mark the half-way point in our Spring Season schedule. We anticipate interest to grow as the environment continues to normalize. But we are already well on our way to our most successful PPV season ever.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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